Exhibit 99.4


                        CONSOLIDATED FINANCIAL STATEMENTS
                            AND REPORT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS
                    THE JOHNSON CORPORATION AND SUBSIDIARIES
                           DECEMBER 31, 2004 AND 2003

                                 C O N T E N T S



                                                                           Page

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS............................ 1


CONSOLIDATED FINANCIAL STATEMENTS

    BALANCE SHEETS    ........................................................ 2

    STATEMENTS OF INCOME...................................................... 4

    STATEMENT OF STOCKHOLDERS' EQUITY......................................... 5

    STATEMENTS OF CASH FLOWS.................................................. 7

    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS................................ 9

                                                                  GRANT THORNTON
Accountants and Business Advisors


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
The Johnson Corporation

We have audited the consolidated balance sheets of The Johnson Corporation (a Michigan corporation) and Subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America as established by the Auditing Standards Board of the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of The Johnson Corporation and Subsidiaries as of December 31, 2004 and 2003, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

On May 2, 2003, we originally reported on the Company's 2002 financial statements. This report was issued prior to the discovery of matters set forth in note J to the consolidated financial statements, wherein restatements of amounts previously reported as of December 31, 2002, are described.


                                                       /s/ Grant Thornton LLP


Chicago, Illinois
April 15, 2005




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                                       1
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The Johnson Corporation and Subsidiaries
CONSOLIDATED BALANCE SHEETS
December 31,

---------------------------------------------------------------------------------------------------------------

                                    ASSETS                                           2004               2003
                                                                                  -----------       -----------

CURRENT ASSETS
  Cash and cash equivalents                                                       $13,719,903       $ 7,779,095
  Accounts receivable
    Trade                                                                          14,268,817        17,604,503
    Other                                                                             854,214           612,365
                                                                                  -----------       -----------

                                                                                   15,123,031        18,216,868

  Less allowance for doubtful receivables                                             925,992         1,205,302
                                                                                  -----------       -----------

                                                                                   14,197,039        17,011,566

  Inventories, net                                                                 10,056,466         9,576,232
  Prepaid insurance and deposits                                                    2,207,170         1,620,912
  Deferred income taxes                                                             2,178,809         2,779,904
                                                                                  -----------       -----------

               Total current assets                                                42,359,387        38,767,709

PROPERTY, PLANT AND EQUIPMENT
  Buildings                                                                        12,506,562        11,666,075
  Machinery and equipment                                                          20,919,740        20,216,725
  Furniture and fixtures                                                            6,544,955         5,950,268
                                                                                  -----------       -----------

                                                                                   39,971,257        37,833,068

  Less accumulated depreciation                                                    26,208,799        23,857,379
                                                                                  -----------       -----------

                                                                                   13,762,458        13,975,689

  Land                                                                                732,500           687,292
                                                                                  -----------       -----------

                                                                                   14,494,958        14,662,981

OTHER ASSETS
  Cash surrender value of life insurance - net of loans of
    $122,706 at December 31, 2004 and 2003                                            335,255           361,782
  Goodwill                                                                          5,127,044         4,907,157
  Sundry                                                                              135,287            95,751
  Deferred income taxes                                                               627,961           290,588
                                                                                  -----------       -----------

                                                                                    6,225,547         5,655,278
                                                                                  -----------       -----------

                                                                                  $63,079,892       $59,085,968
                                                                                  ===========       ===========

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                                       2
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The Johnson Corporation and Subsidiaries
CONSOLIDATED BALANCE SHEETS - CONTINUED
December 31,

---------------------------------------------------------------------------------------------------------------

                    LIABILITIES AND STOCKHOLDERS' EQUITY                             2004               2003
                                                                                  -----------       -----------

CURRENT LIABILITIES
  Short-term bank debt                                                            $ 1,668,594       $         -
  Current maturities of long-term debt                                              1,777,354         1,003,925
  Accounts payable                                                                  4,497,743         5,499,805
  Income taxes payable                                                              2,101,753         2,093,058
  Profit sharing                                                                      891,703           733,367
  Salaries, wages and bonuses                                                       4,213,618         4,320,096
  Property, payroll and other taxes                                                 1,028,752         1,017,574
  Commissions                                                                         118,924           265,819
  Customer deposits                                                                 1,383,112           507,744
  Interest and other                                                                1,334,127         2,002,428
  Accrued restructuring charges                                                             -            68,459
                                                                                  -----------       -----------

               Total current liabilities                                           19,015,680        17,512,275

LONG-TERM DEBT - less current maturities                                              919,000         2,640,374

POST-RETIREMENT BENEFITS LIABILITY                                                  4,661,857         4,153,658

COMMITMENTS AND CONTINGENCIES                                                               -                 -

MINORITY INTEREST IN SUBSIDIARIES                                                   1,021,792           736,609

STOCKHOLDER' EQUITY
  Common stock, Class A, voting - authorized, 100,000
    shares of $10 par value; issued and outstanding,
    36,460 shares at December 31, 2004
    and 2003, respectively                                                            364,600           364,600
  Common stock, Class B, non-voting - authorized,
    1,500,000 shares of $10 par value; issued and
    outstanding, 543,070 and 542,985 shares at
    December 31, 2004 and 2003, respectively                                        5,430,700         5,429,850
  Capital contributed in excess of par value of
    common stock                                                                    2,454,748         2,421,801
  Retained earnings                                                                24,469,964        22,625,609
  Accumulated other comprehensive income                                            4,741,551         3,201,192
                                                                                  -----------       -----------

                                                                                   37,461,563        34,043,052
                                                                                  -----------       -----------

                                                                                  $63,079,892       $59,085,968
                                                                                  ===========       ===========

The accompanying notes are an itegral party of these statements.

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The Johnson Corporation and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
Years ended December 31,

-----------------------------------------------------------------------------------------------------------------


                                                                                   2004                  2003
                                                                                -----------           -----------
Sales                                                                           $76,037,199           $78,044,776
Commission income                                                                    54,779                 2,481
                                                                                -----------           -----------

           Net sales                                                             76,091,978            78,047,257

Cost of goods sold                                                               34,945,175            35,865,376
                                                                                -----------           -----------

           Gross profit                                                          41,146,803            42,181,881

Operating expenses - selling and administrative                                  34,677,142            35,046,843
                                                                                -----------           -----------
           Operating profit                                                       6,469,661             7,135,038

Other income (expenses)
  Interest income                                                                   180,200                51,060
  Interest expense                                                                 (182,710)             (437,106)
                                                                                -----------           -----------

                                                                                     (2,510)             (386,046)
                                                                                -----------           -----------
           Income before income taxes
            and minority interest                                                 6,467,151             6,748,992

Income tax expense                                                                2,868,079             1,153,663
                                                                                -----------           -----------

           Income before minority interest                                        3,599,072             5,595,329

Minority interest in earnings of foreign subsidiaries                               361,677                33,416
                                                                                -----------           -----------

           NET EARNINGS                                                         $ 3,237,395           $ 5,561,913
                                                                                ===========           ===========


The accompanying notes are an integral part of these statements.

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The Johnson Corporation and Subsidiaries
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
Two years ended December 31, 2004

----------------------------------------------------------------------------------------------------------------------------


                                                                       Common stock
                                                                   -----------------------         Capital
                                                                   Class A,      Class B,        contributed
                                                                    voting      non-voting       in excess of      Treasury
                                                                   $10 par       $10 par         common stock       stock
                                                                   --------     ----------       ------------     ----------

Balance at January 1, 2003 (Restated)                              $373,600     $5,198,300       $    655,918      $(764,864)

Net earnings for the year                                                -               -                  -              -

Foreign currency translation                                              -              -                  -              -

     Total comprehensive income

Retire 900 shares Class A voting common stock                        (9,000)             -                  -         53,481

Retire 13,945 shares Class B non-voting common stock                      -       (139,450)                 -        835,921

Purchase of 300 shares of Class A voting common stock                     -              -                  -        (17,313)

Purchase of 1,858 shares of Class B non-voting common stock               -              -                  -       (107,225)

Issuance with option exercise: 37,100 shares of Class B
  non-voting common stock                                                 -        371,000          1,765,883              -

Dividends declared
  Common stock - $1.60 per share, voting and non-voting                   -              -                  -              -
                                                                   --------     ----------       ------------     ----------
Balance at December 31, 2003                                        364,600      5,429,850          2,421,801              -

Net earnings for the year                                                 -              -                  -              -

Foreign currency translation                                              -              -                  -              -

Total comprehensive income

Purchase and retire 665 shares Class B non-voting common stock            -         (6,650)                 -              -

Issuance with option exercise: 750 shares of Class B
  non-voting common stock                                                 -          7,500             32,947              -

Dividends declared
  Common stock - $1.60 per share, voting and non-voting                   -              -                  -              -
                                                                   --------     ----------       ------------     ----------
Balance at December 31, 2004                                       $364,600     $5,430,700       $  2,454,748     $        -
                                                                   ========     ==========       ============     ==========

The accompanying notes are an integral part of this statement.

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                                       5
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The Johnson Corporation and Subsidiaries
CONSOLIDATED STATEMENT OF STOCKHOLDER' EQUITY
Two years ended December 31, 2004 (continued)
--------------------------------------------------------------------------------------------------------------

                                                                                   Accumulated
                                                                                     other           Total
                                                                   Retained       comprehensive  stockholders'
                                                                   earnings          income          equity
                                                                 -----------    -------------  ---------------

Balance at January 1, 2003 (Restated)                              $18,674,880    $     537      $ 24,675,505

Net earnings for the year                                            5,561,913                -     5,561,913

Foreign currency translation                                                 -        2,663,521     2,663,521
                                                                                                  -----------
     Total comprehensive income                                                                     8,225.434

Retire 900 shares Class A voting common stock                          (44,481)               -             -

Retire 13,945 shares Class B non-voting common stock                  (696,471)               -             -

Purchase of 300 shares of Class A voting common stock                       --                -       (17,313)


Purchase of 1,858 shares of Class B non-voting common stock                 --                -      (107,225)

Issuance with option exercise: 37,100 shares of Class B
  non-voting common stock                                                   --                -     2,136,883

Dividends declared
  Common stock - $1.60 per share, voting and non-voting               (870,232)               -      (870,232)
                                                                   -----------    -------------  ------------

Balance at December 31, 2003                                        22,625,609        3,201,192    34,043,052

Net earnings for the year                                            3,237,395                -     3,237,395

Foreign currency translation                                                --        1,540,359     1,540,359
                                                                                                  -----------
Total comprehensive income                                                                          4,777,754

Purchase and retire 665 shares Class B non-voting common stock         (31,726)               -       (38,376)

Issuance with option exercise: 750 shares of Class B
  non-voting common stock                                                   --                -        40,447

Dividends declared
  Common stock - $1.60 per share, voting and non-voting             (1,361,314)               -    (1,361,314)
                                                                   -----------    -------------  ------------
Balance at December 31, 2004                                       $24,469,964    $   4,741,551  $ 37,461,563
                                                                   ===========    =============  ============

The accompanying notes are an integral part of this statement.

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                                       6
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The Johnson Corporation and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
Years ended December 31,

--------------------------------------------------------------------------------------------------------------


                                                                                      2004             2003
                                                                                  -----------      -----------
Cash flows from operating activities
  Net earnings                                                                    $ 3,237,395      $ 5,561,913
  Adjustments to reconcile net earnings to net
   cash provided by operating activities
    Depreciation                                                                    2,176,445        2,449,640
    Loss on disposal of fixed assets                                                   23,641           13,036
    Minority interest in earnings of foreign
     subsidiaries                                                                     361,677           33,416
    Deferred income taxes                                                             329,504       (1,288,380)
    Post-retirement benefits                                                          508,199          309,343
    Bad debt expense                                                                  483,321          813,581
    Changes in assets and liabilities
      Accounts receivable                                                           2,819,022         (133,743)
      Inventories                                                                    (477,115)        (344,692)
      Prepaid insurance and deposits                                                 (464,658)        (437,414)
      Income taxes payable                                                           (107,199)         990,428
      Other assets                                                                    (12,167)          18,515
      Accounts payable                                                             (1,212,612)        (241,461)
      Accrued liabilities                                                             (72,428)       3,695,828
      Accrued restructuring charge                                                    (68,459)        (737,509)
                                                                                  -----------      -----------

            Net cash provided by operating activities                               7,524,566       10,702,501

Cash flows from investing activities
  Purchases of property, plant and equipment                                       (1,778,255)      (2,034,958)
  Proceeds from sale of property, plant and equipment                                   4,276          127,309
  Cash surrender value of life insurance                                               26,370          (39,535)
  Other                                                                               (92,395)         (42,772)
                                                                                  -----------      -----------

            Net cash used in investing activities                                  (1,840,004)      (1,989,956)

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The Johnson Corporation and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED
Years ended December 31,
--------------------------------------------------------------------------------------------------------------

                                                                                      2004             2003
                                                                                  -----------      -----------
Cash flows from financing activities
  Proceeds from notes payable                                                     $ 1,668,594      $         -
  Payments of notes payable                                                           (49,133)      (4,130,490)
  Proceeds from long-term debt                                                      1,449,600          966,400
  Payments of long-term debt                                                       (2,340,936)      (2,516,086)
  Purchase of common stock                                                            (38,376)        (124,538)
  Sale of common stock                                                                 40,447        2,136,883
  Common stock dividends paid                                                      (1,361,314)        (870,232)
                                                                                  -----------      -----------

            Net cash used in financing activities                                    (631,118)      (4,538,063)

Effect of exchange rate changes on cash                                               887,364          624,131

            Net increase in cash and
             cash equivalents                                                       5,940,808        4,798,613

Cash and cash equivalents at beginning of year                                      7,779,095        2,980,482
                                                                                  -----------      -----------

Cash and cash equivalents at end of year                                          $13,719,903      $ 7,779,095
                                                                                  ===========      ===========

Supplemental cash flow information
  Cash payments for
  Interest                                                                        $   272,735      $   444,760
  Taxes                                                                             2,992,351        1,716,113

The accompanying notes are an integral part of these statements.

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The Johnson Corporation and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
December 31, 2004 and 2003

--------------------------------------------------------------------------------

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies applied in the preparation of the accompanying consolidated financial statements follows.

Business

The Johnson Corporation and its subsidiaries (together referred to as the "Company" or "Group") design and manufacture rotary pressure joints, syphon systems and accessory equipment used in heating and cooling systems, sold throughout the United States and abroad. The Company's sales are primarily to the paper processing industry, with the remainder being for various industrial, mechanical and commercial uses. The Group grants unsecured credit to customers in the normal course of business, with the exception of foreign sales, which are secured at the Company's discretion, or as required by local regulations through letters of credit.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. The subsidiaries, their locations and the Company's percentage ownerships are as follows:

The Johnson Export Corporation                                                    Three Rivers, MI         100%
Specialty Castings, Inc.                                                          Springport, MI           100
Johnson Investments, Inc.                                                         Three Rivers, MI         100
Johnson Technical Services, Inc.                                                  Three Rivers, MI         100
Johnson Southeast, L.L.C.                                                         New Orleans, LA           60
Johnson Technical Solutions Inc.                                                  Lenoir City, TN          100
Johnson Canada, Inc.                                                              Canada                   100
The Johnson Corporation Latin America Holding, Inc.                               Three Rivers, MI         100
The Johnson Corporation Holland B.V.                                              Holland                  100
Johnson South East Asia Pty. Ltd.                                                 Australia                 90
Johnson China Investments, Inc.                                                   Three Rivers, MI         100
Johnson Northeast, Inc.                                                           Falmouth, ME             100
Johnson Argentina                                                                 Argentina                100

In December 2003, the Company decided to close and absorb the operations of Johnson Services Wisconsin into the Company and Johnson Technical Services, Inc.
Johnson Services Wisconsin had a net profit of $27,866 at December 31, 2003.

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The Johnson Corporation and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
December 31, 2004 and 2003

--------------------------------------------------------------------------------

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Principles of Consolidation - Continued

On September 15, 2003, the Company established a joint venture with Fluiten Italia Spa called Johnson-Fluiten Srl. The Company is a 50% partner in the joint venture under which it has acquired the rights to all of Johnson-Fluiten Srl rotary joint activities. Johnson-Fluiten Srl is engaged in the development, manufacture and sale of fluid handling equipment, which finds applications in many industries. Within the Company, Johnson-Fluiten Srl is reported in Holland's consolidated statements.

Effective December 31, 2003, The Johnson Corporation Holland B.V. sold its 60% participation in Desmo Srl (formerly called Johnson Montaggi Srl) to the two minority stockholders of Desmo Srl.

Revenue Recognition

The Company recognizes revenue from product sales when title transfers, the risks and rewards of ownership have been transferred to the customer, the sales price is fixed and determinable and collection of the related receivable is probable, which generally is at the time of shipment. Revenue is recorded net of estimated returns of products, based on management's analysis of historical returns, current economic trends and changes in customer demands. Provisions for returns and other adjustments are provided for in the same period the related sales are recorded based on experience and other relevant factors.

Revenue from service contracts is recognized using the percentage of completion ("POC") method of accounting. In using the POC method, the Company records revenue by reference to the costs incurred to date and the estimated costs remaining to complete the contracts. Provisions for losses on service contracts are recognized during the period in which the loss first becomes apparent. For some of the contracts, the Company bills the customer prior to performing the services. For other contracts, the Company performs services prior to billing the customer. These circumstances result in deferred revenue and unbilled revenue, respectively. At December 31, 2004 and 2003, the Company did not have any material contracts in process.

Foreign Currency Translation

All balance sheet accounts of foreign operations are translated into U.S. dollars at the year-end rate of exchange and statement of income items are translated at the weighted-average exchange rates for the year. The resulting translation adjustments are made directly to a separate component of stockholders' equity. Gains or losses from other foreign currency transactions, such as those resulting from the settlement of foreign receivables or payables, are included in the accompanying consolidated statements of income.


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The Johnson Corporation and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
December 31, 2004 and 2003

--------------------------------------------------------------------------------

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Cash Equivalents

Cash equivalents consist of certificates of deposit, money market funds and bank repurchase agreements with maturities of three months or less at date of purchase. The carrying value of these investments approximates fair market value.

The Company has concentrated $7,046,322 and $5,050,210 of cash and cash equivalents in one financial institution at December 31, 2004 and 2003, respectively. Cash and cash equivalents held by foreign subsidiaries totaled $12,834,573 and $6,832,473 at December 31, 2004 and 2003, respectively.

Trade Receivables

Financial instruments that subject the Company to credit risk consist primarily of trade accounts receivable. The Company performs periodic credit evaluations of its customers' financial condition and, generally, does not require collateral on trade accounts receivable. Accounts receivable are due within 30 days and are stated at amounts due from customers net of allowance for doubtful accounts. Accounts outstanding longer than the contractual payment terms are considered past due. The Company determines its allowance by considering a number of factors, including the length of time receivables are past due, loss history, customers' current ability to pay and general economic and industrial conditions. Credit losses for customers consistently have been within management's expectations.

Changes in the Company's allowance for doubtful accounts are as follows at December 31:

                                                    2004                 2003
                                                 ----------          ----------
Beginning balance                                $1,205,302          $  377,349
Bad debt expense                                    483,321             813,581
Accounts written off                               (771,944)            (85,775)
Recoveries and foreign exchange                       9,313             100,147
                                                 ----------          ----------

Ending balance                                   $   925,992         $1,205,302
                                                 ===========         ==========

Inventories

Inventories are valued at the lower of cost or market. Cost of inventories is determined by the first-in, first-out ("FIFO") and last-in, first-out ("LIFO") methods.


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The Johnson Corporation and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
December 31, 2004 and 2003

--------------------------------------------------------------------------------

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Property, Plant and Equipment

Property, plant and equipment are stated at cost less accumulated depreciation. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives, principally on a straight-line basis for financial reporting purposes.

  Asset description                                                    Life
-----------------------                                             ------------
Buildings                                                           7 - 30 years
Machinery and equipment                                              5 - 7 years
Furniture and fixtures                                               3 - 7 years


Expenditures for new additions and improvements that extend the useful lives of assets are capitalized, while maintenance and repairs are charged to operations as incurred. Gains and losses resulting from sales or retirements are recorded as incurred, at which time related capitalized costs and accumulated depreciation are removed from the accounts.

Goodwill

The excess of purchase price over the fair value of the net assets of acquired businesses ("goodwill") was being amortized on a straight-line basis through December 31, 2001. On January 1, 2002, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets," which requires that goodwill no longer be amortized, and that goodwill be tested annually for impairment or more frequently if events and circumstances warrant. If impairment exists, the carrying amount of goodwill will be reduced. As a result, effective January 1, 2002, the Company is no longer amortizing goodwill; rather, it performs an annual impairment test. The Company performs its annual impairment test for goodwill as of December 31 of each year. SFAS No. 142 requires the Company to compare the fair value of its reporting units to the carrying amount, including goodwill, on an annual basis to determine if there is potential impairment. The Company has determined it has four reporting units for purposes of this test. Fair value of the reporting units are determined using valuation methods including discounted cash flows, comparable company analysis and recent transaction analysis. If the fair value of a reporting unit exceeds its carrying value, goodwill of the reporting unit is not considered impaired. If the carrying amount of a reporting unit exceeds its fair value, the second step of the goodwill impairment test must be performed to measure the amount of impairment loss, if any. An impairment test was completed in fiscal years 2004 and 2003 and indicated no impairment of goodwill. The goodwill balances relate to the Company's foreign operations.


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The Johnson Corporation and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
December 31, 2004 and 2003

--------------------------------------------------------------------------------

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Income Taxes

The Company and its domestic subsidiaries file a consolidated Federal income tax return. The provision for income taxes is based on elements of income and expense as reported in the consolidated statement of income. The foreign subsidiaries file separate income tax returns.

The Company provides for income taxes under the asset and liability method (SFAS No. 109). Under this method, deferred income taxes are recognized for the expected future tax consequences of temporary differences between financial statement carrying amounts, and the tax bases of existing assets and liabilities using tax rates expected in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized. Deferred income tax expenses or benefits are based on the changes in the deferred tax asset or liability accounts.

Restructuring Costs

Restructuring costs are primarily comprised of severance costs and related benefits, costs to eliminate or vacate duplicate facilities and costs to terminate certain contractual commitments.

The Company adopted SFAS No. 146, "Accounting for Costs Associated With Exit or Disposal Activities," on January 1, 2003. SFAS No. 146 superseded Emerging Issues Task Force ("EITF") Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring)," and requires that a liability for a cost associated with an exit plan or disposal activity be recognized when the liability is incurred. Under EITF Issue No. 94-3, a liability for an exit cost was recognized at the date of a company's commitment to an exit plan. SFAS No. 146 eliminates the definition and requirements for recognition of exit costs in EITF Issue No. 94-3, and also establishes that fair value is the objective for initial measurement of the liability. Accordingly, for exit or disposal activities since December 31, 2002, the Company records liabilities as they are incurred as a restructuring charge in the statements of income. Restructuring costs are based on plans that have been committed to by management. Restructuring cost estimates may change as additional information becomes available and as management finalizes execution of the restructuring plan. Changes in estimates to restructuring plans accounted for under SFAS No. 146 are recorded in the Company's statement of income as an adjustment to restructuring charges.


<

>
The Johnson Corporation and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
December 31, 2004 and 2003

--------------------------------------------------------------------------------

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Impairment of Long-Lived Assets

The Company assesses the impairment of long-lived assets, including property and equipment, whenever events or changes in circumstances indicate that the carrying value may not be fully recoverable. When the Company determines that the carrying value of such assets may not be recoverable, it measures recoverability based on the undiscounted cash flows expected to be generated by the related asset or asset group. If the Company determines that a long-lived asset or asset group is not recoverable, it records an impairment loss equal to the difference between the carrying amount of the asset or asset group and fair value of the asset or asset group. The Company generally measures fair value of an asset or asset group based on the projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent in its current business model. The Company did not record an impairment provision in any of the years presented in these consolidated financial statements.

Fair Value of Financial Instruments

The carrying value of cash and cash equivalents, accounts receivable and accounts payable approximates fair value based on their short-term nature. The fair value of long-term debt is estimated based on prevailing market rates of interest on similar debt instruments and on the current rates offered to the Company for debt of the same remaining maturity. The fair value of long-term debt approximates the carrying value of each debt instrument at December 31, 2004 and 2003, since each was issued at a market rate of interest, and such rate is still representative of market interest.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Comprehensive Income

Comprehensive income is defined as the change in equity of a business from transactions and other events from non-owner sources. Comprehensive income includes net income and other non-owner changes in equity which bypass the statement of income and are reported as a separate component of equity. For all periods presented, other comprehensive income includes only one component, which is the change in the foreign currency translation reserve.


<

>
The Johnson Corporation and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
December 31, 2004 and 2003

--------------------------------------------------------------------------------

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Research and Development

Research and development costs are expensed as incurred and totaled $1,571,912 and $1,565,374 for the years ended December 31, 2004 and 2003, respectively.

Advertising

All advertising costs are expensed as incurred. Advertising expenses were $266,196 and $286,690 in 2004 and 2003, respectively.

Shipping and Handling Costs

Shipping and handling costs are included in cost of goods sold expense in the accompanying consolidated statements of income.

Accounting for Stock-Based Compensation

The Company has a formula-based, stock-based employee compensation plan, which is more fully described in note G. The Company applies APB Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its plan. Related compensation expense for 2003 and 2004 is based on the changes in the formula value from the grant date to the date a substantial investment is made by the option holder.

                                                                                        2004                 2003
                                                                                     ----------          -----------
Net income, as reported                                                              $3,237,395          $ 5,561,913
Add stock-based employee compensation cost, net of related tax included
  in net income, as reported                                                            118,873            1,409,075
Deduct total stock-based employee compensation expense determined using
  the fair value based method for all awards, net of related taxes                            -           (5,503,299)
                                                                                     ----------          -----------

Pro forma net income                                                                 $3,356,268          $ 1,467,689
                                                                                     ==========          ===========


Recent Accounting Pronouncements

In June 2002, SFAS No. 146 was issued. SFAS No. 146 supersedes EITF Issue No. 94-3. SFAS No. 146 provides guidance on the recognition and measurement of liabilities associated with disposal activities, and was effective as of January 1, 2003. Under SFAS No. 146, companies record the fair value of exit or disposal costs when they are incurred rather than at the date of a commitment to an exit or disposal plan. The Company adopted SFAS No. 146 on January 1, 2003, resulting in no material impact.

<

>
The Johnson Corporation and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
December 31, 2004 and 2003

--------------------------------------------------------------------------------

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Recent Accounting Pronouncements - Continued

On August 1, 2002, the Company adopted SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of," and elements of APB Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects on Disposal of a Segment of a Business and Extraordinary, Unusual or Infrequently Occurring Events and Transactions." SFAS No. 144 establishes a single accounting model for long-lived assets to be disposed of while maintaining many of the provisions relating to impairment testing and valuation. The adoption of SFAS No. 144 did not have material impact on the Company's consolidated financial statements.

In December 2003, the Financial Accounting Standards Board ("FASB") issued a revised Interpretation No. 46 ("FIN 46R"), "Consolidation of Variable Interest Entities," which addresses how a business enterprise should evaluate whether it has a controlling financial interest in an entity through means other than voting rights and, accordingly, should consolidate the entity. FIN 46R replaces Interpretation No. 46, "Consolidation of Variable Interest Entities," issued in January 2003. FIN 46R applies to interests in variable interest entities ("VIEs") created after December 31, 2003. For VIEs created before January 1, 2004, the interpretation will be applied beginning on January 1, 2005. For any VIEs that must be consolidated under FIN 46R created before January 1, 2004, the assets, liabilities and non-controlling interests of the VIEs initially are measured at their carrying amounts, with any difference between the net amount added to the balance sheet, and any previously recognized interest being recognized as the cumulative effect of an accounting change. If determining the carrying amounts is not practicable, fair value at the date FIN 46R first applies may be used to measure the assets, liabilities and non-controlling interest of the VIEs. As the Company has no VIEs, it has determined that the adoption of the provisions of FIN 46R will not have a material effect on its balance sheet, statement of income or cash flows.

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 149 amends SFAS No. 133 for decisions made: (1) as part of the Derivatives Implementation Group process that effectively required amendments to SFAS No. 133, (2) in connection with other FASB projects dealing with financial instruments, and (3) regarding implementation issues raised in relation to the application of the definition of a derivative, particularly regarding the meaning of an "underlying," and the characteristics of a

<

>
The Johnson Corporation and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
December 31, 2004 and 2003

--------------------------------------------------------------------------------

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Recent Accounting Pronouncements - Continued

derivative that contain financing components. The statement is generally effective for contracts entered into or modified after June 30, 2003, and is to be applied prospectively. The Company has no derivative instruments and, as such, has determined that the provisions of SFAS No. 149 do not have a material effect on its balance sheet, statement of income or cash flows.

In December 2004, the FASB issued SFAS No. 123 (revised 2004), "Share-Based Payments" ("SFAS 123(R"). This statement is a revision of FASB Statement No. 123 "Accounting for Stock-Based Compensation." In addition, this statement supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees," and its related implementation guidance. The revised SFAS No. 123 establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods and services. It also addresses transactions in which an entity incurs liabilities in exchange for goods and services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. The revised SFAS No. 123 focuses primarily on accounting for transactions in which the entity obtains employee services in share-based payment transactions. The statement requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the fair value of the award at the date of grant. The cost of employee services is recognized over the period during which an employee is required to provide service in exchange for the award. The fair value of employee share options will be estimated using option-pricing models adjusted for the unique characteristics of the instruments. If an equity award is modified after a grant date for the benefit of an employee, incremental compensation cost is required to be recognized.

The revised SFAS No. 123 was originally effective for periods beginning after June 15, 2005. In April 2005, the U.S. Securities and Exchange Commission extended the effective date to fiscal years beginning after June 15, 2005. The cumulative effect of initially applying the statement, if any, will be recognized as of the required effective date. The Company has not yet determined the impact of implementing this statement.



<

>
The Johnson Corporation and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
December 31, 2004 and 2003

--------------------------------------------------------------------------------

NOTE B - RESTRUCTURING

During 1997, the Company's Board of Directors approved a restructuring plan which resulted in a pretax charge of $6,214,812. This charge primarily represents the costs of terminating the operation of certain manufacturing operations ($1,045,000), the costs associated with the withdrawal from the joint venture in China ($1,000,000), and the cost of terminating certain agency agreements, including legal expenses arising out of litigation associated therewith ($4,169,000). The balance remaining at December 31, 2003, was $68,459, which was used during the first quarter of 2004, as designated by the Company's Board of Directors, to cover the ongoing costs of the terminated agency agreements as provided for 1997.

                                                                                       2004                 2003
                                                                                     --------            ---------
Beginning balance                                                                    $ 68,459            $ 854,999
Charges                                                                               (68,459)            (786,540)
                                                                                     --------            ---------

Ending balance                                                                       $      -            $  68,459
                                                                                     ========            =========

------------------------------------------------------------------------------------------------------------------

NOTE C - INVENTORIES

The inventory cost methods used are as follows at December 31:

                                                                                         2004                2003
                                                                                     -----------         -----=-----
LIFO method                                                                          $ 4,706,865         $ 4,497,841
FIFO method                                                                            5,349,601           5,078,391
                                                                                     -----------         -----------

                                                                                     $10,056,466         $ 9,576,232
                                                                                     ===========         ===========

Inventory consists of the following at December 31:
                                                                                         2004               2003
                                                                                     -----------         -----------
Raw materials                                                                        $12,250,890         $10,768,626
Work in process                                                                          816,364             822,085
Finished goods                                                                         7,350,648           7,573,329
                                                                                     -----------         -----------

                                                                                      20,417,902          19,164,040

Reserve for excess and obsolete items                                                 (5,856,328)         (5,320,253)
                                                                                     -----------         -----------

FIFO inventory                                                                        14,561,574          13,843,787

LIFO reserve                                                                          (4,505,108)         (4,267,555)
                                                                                     -----------         -----------

              Total                                                                  $10,056,466         $ 9,576,232
                                                                                     ===========         ===========


<

>
The Johnson Corporation and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
December 31, 2004 and 2003
--------------------------------------------------------------------------------

NOTE C - INVENTORIES - Continued

Inventory would have been $4,505,108 and $4,267,558 higher than reported at December 31, 2004 and 2003, respectively, if the FIFO method of inventory accounting had been used to value all inventories.


--------------------------------------------------------------------------------

NOTE D - DEBT

Short-term bank debt consists of the following:

- The Johnson Corporation Holland B.V. maintains a line of credit with a Dutch bank (ABN). The line of credit permits maximum borrowings of up to 1,250,000 Euro ($1,695,875 based on December 31, 2004 exchange rates). Borrowings are secured by the building/real estate of The Johnson Corporation Holland B.V. There were letters of credit outstanding related to this line of credit totaling 463,798 Euro ($629,235) at December 31, 2004, and 441,768 Euro ($555,700) at December 31, 2003. There were no borrowings on this line for December 31, 2004 and 2003.

- Johnson Canada Inc. maintains a line of credit with a Canadian bank. The line of credit permits maximum borrowings of up to 600,000 Canadian dollars ($500,208) based on December 31, 2004 exchange rates), bearing interest at the prime rate (4.25 % at December 31, 2004) plus .5%. The borrowings are secured by a security agreement representing a first lien on inventories and accounts receivable, and a second lien on equipment. There were no borrowings on this line for December 31, 2004 and 2003.

- The Company maintains a line of credit with an American bank. The line of credit permits borrowings of up to $6,000,000. The borrowings on this line totaled $1,668,594 and $-0- at December 31, 2004 and 2003, respectively.

Long-term debt consists of the following at December 31:

                                                                                        2004              2003
                                                                                     ---------          --------
The Johnson Corporation Holland B.V., 4.6% loan payable in 20 quarterly
    installments of $85,621, due April 2006                                          $       -          $770,592

The Johnson Corporation Holland B.V., 6.0% capital lease for equipment entered into in 1998, with terms of 60 months, final payment
    October 22, 2004                                                                         -           133,282

Specialty Castings, Inc., 5.13% note payable in 36 monthly installments of
    $42,761, final payment due July 21, 2005                                           290,869           774,976

The Johnson Corporation (Wuxi) Technology Co. Ltd., mortgage at 5.85% on
    machinery equipment, with a payment due date of January 2005                       966,400           966,400


<
                                       19

>
The Johnson Corporation and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
December 31, 2004 and 2003

------------------------------------------------------------------------------------------------------------------

NOTE D - DEBT - Continued

                                                                                        2004               2003
                                                                                     ----------         ----------
The Johnson Corporation (Wuxi) Technology Co. Ltd., mortgage at 5.58% on
    machinery equipment, with a payment due date of April 16, 2005                   $  483,200         $        -

Johnson Corporation Latin America S.A., non-interest-bearing notes payable
    with due dates ranging from December 31, 2002 to December 31, 2006                  816,523            859,687

Johnson Corporation Latin America S.A., 7.5% note payable, interest accrued
    and paid semi-annually, due December 31, 2006                                       139,000            139,000

Other installment debt                                                                      362                362
                                                                                     ----------         ----------

                                                                                      2,696,354          3,644,299
Less current maturities                                                               1,777,354          1,003,925
                                                                                     ----------         ----------
                                                                                     $  919,000         $2,640,374
                                                                                     ==========         ==========


Long-term debt is scheduled to mature during the fiscal years ending December 31 as follows:

Years ending December 31,
-------------------------

      2005                                                                                              $1,777,354
      2006                                                                                                 919,000
                                                                                                        ----------

              Total                                                                                     $2,696,354
                                                                                                        ==========


--------------------------------------------------------------------------------

NOTE E - EMPLOYEE BENEFIT PLANS

Profit-Sharing and 401(k) Plan

The Company has established The Johnson Corporation Employees' Profit Sharing Trust and 401(k) Plan for the benefit of the Company, Specialty Castings, Inc., Johnson Technical Services, Inc., Johnson Technical Solutions Inc., The Johnson Export Corporation and Johnson Northeast, Inc. employees. Contributions are at the discretion of the Board of Directors, subject to the terms set forth in the agreement. Under the agreement, any contributions by the Company cannot exceed the maximum amount deductible for Federal income tax purposes. Starting July 1, 2002, employees are able to contribute to the 401(k) plan limited to the maximum amount as set by the Internal Revenue Service.


<

>
The Johnson Corporation and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
December 31, 2004 and 2003

--------------------------------------------------------------------------------

NOTE E - EMPLOYEE BENEFIT PLANS - Continued

Profit-Sharing and 401(k) Plan - Continued

For plan years beginning on or after July 1, 2002, the Company has decided to make a safe harbor non-elective contribution. With the adoption of this provision, 3% will be allocated as a safe harbor contribution, while the remaining 12% will be allocated to the profit-sharing plan based on contributions at the discretion of the Board of Directors.

The provision for the profit-sharing plan was as follows:

                                                                                        2004               2003
                                                                                     ----------         ----------
The Johnson Corporation                                                              $1,320,436         $1,101,446
Specialty Castings, Inc.                                                                113,754            106,120
Johnson Technical Services, Inc.                                                         15,756             16,277
Johnson Technical Solutions Inc.                                                         71,270             60,138
Johnson Northeast, Inc.                                                                  31,188             34,583
                                                                                     ----------         ----------

                                                                                     $1,552,404         $1,318,564
                                                                                     ==========         ==========

Post-retirement Benefits

The Company sponsors a post-retirement benefit plan for eligible retired employees. The plan provides healthcare and dental benefits to certain salaried and hourly employees reaching age 55 with 30 years of service, or age 62 with five years of service. During 2004, the Company amended the plan's retiree and spouse cost-sharing provisions.

The following tables reconcile the plan's status to the accrued post-retirement healthcare cost liability and present the assumptions used to determine both the benefit obligations and the net periodic post-retirement costs as reflected at December 31:

                                                                                         2004               2003
                                                                                     -----------        -----------
Change in benefit obligation
    Benefit obligation at beginning of year                                          $ 5,935,829        $ 6,497,107
    Service costs                                                                        362,561            220,001
    Interest costs                                                                       420,496            344,613
    Amendments                                                                        (3,582,776)          (532,272)
    Actuarial gain (loss)                                                              1,760,475           (280,291)
    Benefits paid                                                                       (417,314)          (313,329)
                                                                                     -----------        -----------
    Benefit obligation at end of year                                                $ 4,479,271        $ 5,935,829
                                                                                     ===========        ===========




<

>
The Johnson Corporation and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
December 31, 2004 and 2003
Post-retirement Benefits - Continued

-------------------------------------------------------------------------------------------------------------------

NOTE E - EMPLOYEE BENEFIT PLANS - Continued



                                                                                        2004                2003
                                                                                     -----------        -----------
Funded (unfunded) status
  Unfunded status                                                                    $(4,479,271)       $(5,935,829)
  Unrecognized actuarial gain                                                          3,859,582          2,278,003
  Unrecognized prior service cost (income)                                            (4,042,168)          (495,832)
                                                                                     -----------        -----------
           Net amount recognized                                                     $(4,661,857)       $(4,153,658)
                                                                                     ===========        ===========

Change in plan assets
  Employer contribution                                                              $   417,314        $   313,329
  Benefits paid                                                                         (417,314)          (313,329)
                                                                                     -----------        -----------

                                                                                     $         -        $         -
                                                                                     ===========        ===========

Assumptions used to determine obligations
  Discount rate                                                                            5.75%              6.25%
  Current-year trend rate                                                                  8.00%              7.45%
  Ultimate trend rate                                                                      5.00%              5.25%
  Year of ultimate trend rate                                                               2011               2007
  Census date                                                                    January 1, 2004    January 1, 2003

Assumptions used to determine net periodic costs
  Discount rate                                                                            6.25%              6.75%
  Current-year trend rate                                                                  7.45%              8.00%
  Ultimate trend rate                                                                      5.25%              5.25%
  Year of ultimate trend rate                                                               2007               2007
  Census date                                                                    January 1, 2004    January 1, 2003

Net periodic post-retirement benefit cost for the years ended December 31, 2004 and 2003, included the following components:

                                                                                         2004                2003
                                                                                        --------           --------
Service cost                                                                            $362,561           $220,001
Interest cost                                                                            420,496            344,613
Net amortization and deferral                                                            142,456             58,058
                                                                                        --------           --------
Net periodic post-retirement benefit                                                    $925,513           $622,672
                                                                                        ========           ========


<

>

The Johnson Corporation and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
December 31, 2004 and 2003

--------------------------------------------------------------------------------

NOTE E - EMPLOYEE BENEFIT PLANS - Continued

Post-retirement Benefits - Continued

The healthcare trend rate assumption has a significant effect on the amounts reported. If the assumed healthcare trend rate were increased by one percentage point, the accumulated post-retirement benefit obligation would increase by $792,284 and $716,091 for December 31, 2004 and 2003, respectively. The post-retirement benefit cost would increase by $188,481 and $139,603 for December 31, 2004 and 2003, respectively.

The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid:

2005                                                                                    $   180,228
2006                                                                                        185,185
2007                                                                                        193,121
2008                                                                                        198,681
2009                                                                                        210,830
2010 - 2014                                                                               1,252,312

The Company expects to make contributions to the plan of $180,228 during the year ending December 31, 2005.


--------------------------------------------------------------------------------

NOTE F - COMMITMENTS AND CONTINGENCIES

Leases

Non-cancelable operating leases that expire at various dates through 2009 are for equipment and vehicles that the Company will bear all of the property taxes, insurance, normal maintenance and utility expenses incurred.

Future minimum lease payments for non-cancelable operating leases consist of the following at December 31, 2004:

2005                                                                                       $410,347
2006                                                                                        219,608
2007                                                                                         87,516
2008                                                                                         55,145
2009                                                                                         38,810
Thereafter                                                                                    3,321
                                                                                           --------

               Total minimum lease payments                                                $814,747
                                                                                           ========



<

>

The Johnson Corporation and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
December 31, 2004 and 2003

--------------------------------------------------------------------------------

NOTE F - COMMITMENTS AND CONTINGENCIES - Continued

Stockholder Agreements

The Company has entered into agreements with officer/stockholders and certain key employees under which, in the event an individual desires to sell, exchange, give or pledge his or her Company stock, or upon the death, retirement or termination of employment of the individual, the Company has the option to reacquire all or a part of his or her stock. The purchase price is to be determined by the agreement and is payable as the parties may determine.

Insurance Coverage

The Company has a plan to provide medical, dental, life, short-term disability, and accidental death and dismemberment insurance benefits for substantially all of its domestic employees. The Company is self-insured for certain health benefits up to $60,000 per occurrence.


--------------------------------------------------------------------------------

NOTE G - STOCK-BASED COMPENSATION

The Company has issued certain non-qualified stock options under the terms of its employee stock option agreement. The agreement provides for the fair value to be set by the formula in the agreement. The options vest immediately upon grant. The employee may resell the options or shares received upon exercise to the Company at the formula value. In addition, if the employee resells the share to the Company, they have the option to repurchase them at any point in the future at the price originally paid by the Company. The terms of the plan result in no substantial investment of the employee being at risk while holding the option or upon exercising the shares. Compensation expense has been recorded for any changes in the formula value from the grant date through the date a substantial investment is made with a corresponding accrued liability. Compensation expense was $191,730 and $2,126,846 for 2004 and 2003, respectively.

The pro forma information regarding net income is required under SFAS No. 123, and has been determined as if the Company had accounted for its stock options granted under the fair value method of that statement. The fair value of these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for the years ended December 31, 2003 and 2004: risk-free interest rate of 4.24% and $4.27%, respectively; dividend yield of -0-%; volatility of -0-% and expected life of 10 years.


<

>

The Johnson Corporation and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
December 31, 2004 and 2003

------------------------------------------------------------------------------------------------------------

NOTE G - STOCK-BASED COMPENSATION - Continued

The table below summaries all option activity during the years ended December 31, 2004 and 2003:

                                                                                                   Weighted-
                                                                                                    average
                                                                                                   exercise
                                                                                  Options           price
                                                                                  -------          ---------

Outstanding at December 31, 2002                                                   40,950          $   53.93

Granted                                                                            96,000              57.71
Exercised                                                                         (37,100)             57.60
Cancelled                                                                               -                  -
                                                                                  -------

Outstanding at December 31, 2003                                                   99,850              56.20

Granted                                                                                 -                  -
Exercised                                                                            (750)             53.93
Cancelled                                                                               -
                                                                                  -------

Outstanding at December 31, 2004                                                   99,100             $56.22
                                                                                  =======


Options granted in 2002 had an exercise price of $53.93 and expire in November 2012. Options granted in 2003 had an exercise price of $57.71 and expire in December 2012. No options were granted in 2004.

The following table summarizes information about stock options outstanding at December 31, 2004:

                                                                           Remaining
                                            Number                        contractual
      Exercise price                      outstanding                         life
      --------------                      -----------                     ------------
         $53.93                             39,100                          7.9 years
          57.71                             60,000                            8 years




<

>

The Johnson Corporation and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
December 31, 2004 and 2003

-------------------------------------------------------------------------------------------------------------

NOTE H - INCOME TAXES

Income (loss) before income taxes and minority interest consists of the following at December 31:

                                                                                     2004             2003
                                                                                  ----------       ----------

Domestic                                                                          $ (469,946)      $  934,109
Non-U.S.                                                                           6,937,097        5,814,883
                                                                                  ----------       ----------

         Total                                                                    $6,467,151       $6,748,992
                                                                                  ==========       ==========

Income tax expense consists of the following:
                                                                                     2004             2003
                                                                                  ----------       ----------
Current provision
  Federal                                                                         $  564,993       $1,008,341
  State                                                                              146,477           63,642
  Foreign                                                                          1,827,105        1,370,060
                                                                                  ----------       ----------

         Total current                                                             2,538,575        2,442,043

Deferred provision (benefit)
  Federal                                                                             46,807         (757,934)
  State                                                                                5,507          (89,169)
  Foreign                                                                            277,190         (441,277)
                                                                                  ----------       ----------

                                                                                     329,504       (1,288,380)
                                                                                  ----------       ----------

         Total provisions                                                         $2,868,079       $1,153,663
                                                                                  ==========       ==========


The effective income tax rate on pretax earnings (loss) differed from the U.S.
Federal statutory rate for the following reasons in December 31:
                                                                                       2004            2003
                                                                                     -------         -------
U.S. Federal statutory rate                                                            34.0%           34.0%
  Foreign repatriation, net of tax credits not previously
    benefited                                                                           3.3               -
  Foreign sub-part F income                                                             6.8             4.3
  Foreign rate differentials                                                            3.6            (2.9)
  Restoration of deferred tax assets which previously had
    a 100% valuation allowance                                                            -            (8.6)
  Research and experimentation credits utilized in 2003                                   -            (3.3)
  Foreign tax holiday                                                                  (6.3)           (5.7)
  Other, including foreign exchange                                                     2.9            (0.7)
                                                                                     ------          -------

Effective tax rate                                                                     44.3%           17.1%
                                                                                     =======         =======


<
                                       26

>
The Johnson Corporation and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
December 31, 2004 and 2003

-------------------------------------------------------------------------------------------------------------

NOTE H - INCOME TAXES - Continued

Significant components of deferred income taxes are as follows at December 31:

                                                                                     2004             2003
                                                                                  -----------      -----------
Current deferred tax assets (liabilities)
  Inventory valuations                                                            $ 1,176,986      $ 1,345,921
  Compensation and other expenses deducted on a paid basis for tax purposes           878,445          870,897
  Restructuring charge                                                                      -           26,014
  Foreign net operating loss carryforward                                                   -          274,680
  Other                                                                               123,378          262,392
                                                                                  -----------      -----------

                                                                                    2,178,809        2,779,904

Valuation allowance                                                                         -                -
                                                                                  -----------      -----------

Net current deferred tax assets                                                     2,178,809        2,779,904

Non-current deferred tax (liabilities) assets
  Property, plant and equipment                                                    (1,307,576)      (1,387,426)
  Post-retirement benefits                                                          1,771,506        1,578,390
  Foreign net operating loss carryforward                                             729,548          256,225
  Other                                                                               164,031           99,624
                                                                                  -----------      -----------

                                                                                    1,357,509          546,813

Valuation allowance                                                                  (729,548)        (256,225)
                                                                                  -----------      -----------

Net non-current deferred tax assets                                                   627,961          290,588
                                                                                  -----------      -----------

         Total deferred tax assets                                                $ 2,806,770      $ 3,070,492
                                                                                  ===========      ===========

The gross deferred tax assets as of December 31, 2004 and 2003, were $4,843,894 and $4,714,143, respectively. The gross deferred tax liabilities as of December 31, 2004 and 2003, were $1,307,576 and $1,387,426, respectively.

The Company has net operating loss carryforwards of approximately $1,917,000 and $1,434,000 at December 31, 2004 and 2003, respectively. The Company has provided a valuation allowance against certain of the carryforwards due to the uncertainty of ultimate recoverability.


<

>
The Johnson Corporation and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
December 31, 2004 and 2003

--------------------------------------------------------------------------------

NOTE I - GEOGRAPHIC SEGMENT INFORMATION

The Company's chief operating decision maker is its President and CEO. While the President and CEO is apprised of a variety of financial metrics and information, the Company is principally managed on a geographic basis in terms of revenue and segment profit performance. The Company's four geographic business segments are:
North America, Europe, Asia and South America.

Revenues are defined as revenues generated from unaffiliated customers and are based on the country in which billing originates. The segment profit reported for the geographic segments is computed by subtracting costs of goods sold and operating expenses by the geographic segment from segment net revenue. Accounting policies for each of the reportable segments are the same as those used on a consolidated basis.

The following table presents certain geographic segment information by major geographic region as follows for 2004 and 2003:

                                             Operating          Total        Long-lived       Capital
2004                       Net revenues        profit           Assets         assets      expenditures    Depreciation
                           ------------      ----------      -----------   ------------    ------------    ------------

North America              $ 37,226,750      $  410,956      $22,337,208   $  7,834,527    $    523,430    $  1,310,882
Europe                       28,381,068       4,349,387       24,838,273      3,174,777         237,633         386,400
South America                 3,846,429         453,354        5,328,763        510,620          45,329         109,349
Asia                          6,637,731       1,255,964       10,575,648      2,975,034         971,863         369,814
                           ------------      ----------      -----------   ------------    ------------    ------------


         Total             $ 76,091,978      $6,469,661      $63,079,892   $ 14,494,958    $  1,778,255    $  2,176,445
                           ============      ==========      ===========   ============    ============    ============

2003

North America              $ 34,713,377      $1,617,239      $22,751,908   $  8,617,219    $    716,041    $  1,502,745
Europe                       34,462,759       4,052,635       23,854,230      3,082,465         642,376         571,522
South America                 3,029,161         185,005        4,566,369        584,782         314,613          77,071
Asia                          5,841,960       1,280,159        7,913,461      2,378,515         361,928         298,302
                           ------------      ----------      -----------   ------------    ------------    ------------

         Total             $ 78,047,257      $7,135,038      $59,085,968   $ 14,662,981    $  2,034,958    $  2,449,640
                           ============      ==========      ===========   ============    ============    ============

No single customer accounted for 10% or more of the consolidated revenues of the Company in 2004 or 2003.


<

>

The Johnson Corporation and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
December 31, 2004 and 2003

--------------------------------------------------------------------------------

NOTE J - RESTATEMENTS

The accompanying consolidated financial statements have been restated as of December 31, 2002, due to the improper evaluation of the Company's allowance for excess and obsolete ("E&O") inventory and the improper amortization of goodwill. In addition, a restatement has been made to recognize income tax on certain foreign earnings previously omitted from the Company's tax provision. The effects of the restatement on retained earnings as of December 31, 2002, are as follows:

                                                                                   Retained
                                                                                   earnings
                                                                                  -----------

Balance at December 31, 2002, as previously reported                              $21,371,933

Adjustments
  Record additional E&O reserve, net of tax                                        (2,688,882)
  Reverse improper goodwill amortization, net of tax                                  142,966
  Record tax on previously unrecognized foreign income                               (151,137)
                                                                                  -----------

Balance at December 31, 2002, as restated                                         $18,674,880
                                                                                  ===========


--------------------------------------------------------------------------------

NOTE K - SUBSEQUENT EVENT

On April 7, 2005, the Company entered into a definitive agreement to be acquired by Kadant, Inc. for approximately $102 million in cash, subject to post-closing adjustments. The completion of the sale is subject to certain closing conditions, including regulatory approval, the approval of the Company's stockholders, and Kadant securing financing. The sale is expected to close in the second quarter of 2005.

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